                                                                  EXHIBIT (a)(4)

                           AGILE SOFTWARE CORPORATION
                            OFFER TO EXCHANGE OPTIONS
                                  ELECTION FORM

     I have received, have read and understand the Offer to Exchange dated October 18, 2001, the Election Form and Change of Election Form (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange outstanding, unexercised, stock options ("Old Options") for new stock options ("New Options") to be granted on and having an exercise price determined by the fair market value of a share of Agile Software Corporation ("Agile") stock on May 20, 2002. The New Options will be granted under Agile's 2000 Nonstatutory Stock Option Plan if I am not an executive officer of Agile, and under the 1995 Stock Option Plan if I am an executive officer of Agile. This offer expires at 5:00 p.m. Pacific Time on November 19, 2001.

     I understand that if I elect to tender my unexercised Old Option for cancellation in exchange for Agile's promise to grant to me a New Option, the number of shares subject to option will be 75% of the number of shares subject to the corresponding options elected to be exchanged (rounded down to the nearest whole share), subject to adjustments for stock splits, stock dividends and other similar events. I understand that the original vesting schedule for the Old Options will be applied to the New Options. I understand that for each Old Option I tender, I will lose my right to all unexercised shares under that option. I have read the offer and understand the possible loss of my cancelled stock options if my employment terminates for any reason whatsoever before May 20, 2002. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS, RESULTING IN A LOSS OF A POTENTIALLY SIGNIFICANT STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO TENDER ANY OPTIONS, ALL OPTIONS GRANTED TO ME IN THE SIX MONTHS PRIOR TO CANCELLATION, i.e., SINCE MAY 19, 2001, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS. I AGREE TO ALL TERMS OF THE OFFER. I FURTHER UNDERSTAND THAT MY NEW OPTION WILL BE A NONSTATUTORY STOCK OPTION EVEN IF MY OLD OPTION WAS AN INCENTIVE STOCK OPTION.

     Subject to the above understandings, I would like to participate in the offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

     Please check the box and note the grant date and grant number of each Old Option you elect to tender for cancellation and replacement with a New Option pursuant to the Offer. If you elect to tender any Old Option, your election must include all stock options granted to you since May 19, 2001.

     You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Change of Election Form prior to 5:00 p.m., Pacific Time, on November 19, 2001.

[_] Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted to me since May 19, 2001 even if I have not listed them here:

-----------------------------------------------------------------------------------------------------------------------
                                                                       Total Number of Unexercised Shares Subject to
Grant Number             Grant Date             Exercise Price         the Option (Option Shares to be Cancelled)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

[_] I have attached an additional sheet listing my name and any additional options I wish to tender for exchange.

I understand that all of these Old Options will be irrevocably cancelled on November 19, 2001.

____________________________    ______________________________________________________________
Employee Signature              National Insurance/Social Security/National ID/Tax File Number

____________________________    _____________________________    _____________________________
Employee Name (Please Print)    E-mail Address                   Date and Time

       RETURN TO STOCK ADMINISTRATION NO LATER THAN 5:00 P.M. PACIFIC TIME
      ON NOVEMBER 19, 2001 VIA FACSIMILE AT (408) 975-7836 OR HAND DELIVERY
          TO STOCK ADMINISTRATION AT ONE ALMADEN BOULEVARD, 12th FLOOR,
                              SAN JOSE, CA 95113.
                 AGILE SOFTWARE CORPORATION WILL SEND AN E-MAIL
                         CONFIRMATION FOLLOWING RECEIPT